                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               PATINA OIL & GAS
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                               PATINA OIL & GAS
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                                    PATINA OIL & GAS CORPORATION



                                         May 6, 1997



Dear Stockholder:

     On behalf of the Board of Directors, it is our pleasure to invite you to attend your Annual Meeting of Stockholders, which will be held in Denver, Colorado on Thursday, May 29, 1997 at 9:00 a.m. Mountain Daylight Time.

     Details of the meeting are given in the enclosed Notice of Annual Meeting and Proxy Statement. During the meeting, we plan to review the business and affairs of the Company and our plans for the coming year.

     Your representation and vote are important. We urge you to vote your shares whether or not you plan to come to the Annual Meeting. Please consider, complete, date, sign and return the enclosed proxy card promptly to eliminate a costly follow-up mailing. You may revoke your proxy prior to or at the meeting and still vote in person if you so desire.

                                                         Sincerely yours,



                                                         Thomas J. Edelman
                                                         Chairman



       1625 BROADWAY, SUITE 2000, DENVER, COLORADO 80202 (303) 389-3600

                                   NOTICE OF
                        ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON MAY 29, 1997



To the Stockholders of Patina Oil & Gas Corporation:

     The Annual Meeting of Stockholders of Patina Oil & Gas Corporation (the "Company") will be held at the Top of the Rockies, 39th floor of the Anaconda Tower, 555 17th Street, Denver, Colorado, on Thursday, May 29, 1997, at 9:00 a.m. Mountain Daylight Time. The list of stockholders entitled to vote at the meeting will be open to the examination of any stockholder during ordinary business hours for a period of ten days prior to the Annual Meeting at the Company's corporate offices, 1625 Broadway, Suite 2000, Denver, Colorado. Such list will also be produced at the time and place of the meeting and be kept open during the meeting for the inspection by any stockholder who may be present.
The purposes for which the meeting is to be held are as follows:

     1. To elect a board of seven directors to serve for the ensuing year.

     2. To transact any other business which properly may be brought before the Annual Meeting or any adjournment(s) thereof.

     Subject to the provisions of the By-laws of the Company, registered stockholders as of April 30, 1997 (i) who are individuals may attend and vote at the Annual Meeting in person or by proxy or (ii) which are corporations may attend and vote at the Annual Meeting by proxy or by a duly authorized representative.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED. ANY PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE AND, IF PRESENT AT THE ANNUAL MEETING, MAY WITHDRAW IT AND VOTE IN PERSON. ATTENDANCE AT THE ANNUAL MEETING IS LIMITED TO STOCKHOLDERS, THEIR PROXIES AND INVITED GUESTS OF THE COMPANY.

                              BY ORDER OF THE BOARD OF DIRECTORS



                              Keith M. Crouch
                              Secretary

May 6, 1997
Denver, Colorado

                         PATINA OIL & GAS CORPORATION
                                 1625 BROADWAY
                                  SUITE 2000
                            DENVER, COLORADO 80202
                               ----------------
                                PROXY STATEMENT
                                      for
                        ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held May 29, 1997
                               ----------------

INTRODUCTION

     The Board of Directors of Patina Oil & Gas Corporation (the "Company") is soliciting proxies to be voted at the Annual Meeting of Stockholders to be held in Denver, Colorado on May 29, 1997 at 9:00 a.m. Mountain Daylight Time, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the enclosed proxy are first being mailed to stockholders on or about May 6, 1997.

VOTING OF PROXIES

     This proxy solicitation is intended to afford stockholders the opportunity to vote on the election of directors and in respect of such other matters, if any, as may be properly brought before the Annual Meeting. The proxy permits stockholders to withhold voting for any or all nominees for election as directors and to vote against or abstain from voting on any other matter if the stockholder so chooses.

     At the close of business on April 30, 1997, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, the Company had outstanding 18,817,448 shares of common stock, $.01 par value (the "Common Stock"). Each such share of Common Stock is entitled to one vote at the Annual Meeting except for Series A Common Stock discussed below. A majority of the outstanding shares of Common Stock is necessary to provide a quorum at the Annual Meeting. On the record date, Snyder Oil Corporation ("SOCO") owned 14,000,000 shares of the Company's Common Stock, of which 12,000,000 shares were Common Stock and 2,000,000 shares were Series A Common Stock. The Series A Common Stock is a special series of Patina Common Stock having three votes per share. Accordingly, SOCO has a majority (78.7%) of the aggregate voting power of the Company's Common Stock.

     Any proxy given may be revoked either by a written notice duly signed and delivered to the Secretary of the Company prior to the exercise of the proxy, by execution of a subsequent proxy or by voting in person at the Annual Meeting. Where a stockholder's proxy specifies a choice with respect to a voting matter, the shares will be voted accordingly. If no such specification is made, the shares will be voted for the nominees for director and proposals identified herein.

ELECTION OF DIRECTORS

     The By-laws of the Company (the "By-laws") and Delaware General Corporate Law provide that the directors be elected annually by a plurality of the votes of the Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. A stockholder's abstention from voting will be counted in determining whether such a plurality vote was cast only if such stockholder is represented in person or by proxy at the Annual Meeting. Abstentions by or on behalf of stockholders not so represented and broker non-votes will be disregarded. The Board of Directors has, by resolution, fixed the number of directors at seven. Each nominee is presently serving as a director and has served as a director of the Company or its predecessor for the period indicated in his biography. The term of each director presently serving will terminate at the Annual Meeting when the respective successor of each is elected and qualified. Each nominee has consented to being named in this Proxy Statement and to

Patina Oil & Gas

Proxy Statement For Annual Meeting Of Stockholders
To Be Held May 29, 1997
--------------------------------------------------------------------------------

serve if elected. If any nominee should for any reason become unavailable for election, proxies may be voted with discretionary authority by the persons named therein for any substitute designated by the Board.


     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE NOMINEES LISTED BELOW.

Nominees for Election at Annual Meeting:

     ROBERT J. CLARK (52) has served as a Director of the Company since May 1996. Mr. Clark is the President of Bear Paw Energy Inc., a wholly owned subsidiary of TransMontaigne Oil Company. Mr. Clark formed Bear Paw Energy Inc. in 1995 and joined TransMontaigne in 1996 when TransMontaigne acquired a majority interest in Bear Paw Energy, Inc. From 1988 to 1995 he was President of SOCO Gas Systems, Inc. and Vice President-Gas Management for SOCO. Mr. Clark was Vice President Gas Gathering, Processing and Marketing of Ladd Petroleum Corporation, an affiliate of General Electric from 1985 to 1988. Prior to 1985, Mr. Clark held various management positions with NICOR, Inc. and its affiliates NICOR Exploration, Northern Illinois Gas and Reliance Pipeline Company. Mr. Clark received his Bachelor of Science Degree from Bradley University and his Masters Degree in Business Administration from Northern Illinois University.
Mr. Clark serves on the Audit and Governance and Compensation Committees of the Company.

     BRIAN J. CREE (34) has served as Executive Vice President, Chief Operating Officer and Director of Patina since May 1996. Prior to May 1996, he served as Chief Operating Officer and Director of Gerrity Oil & Gas Corporation ("GOG") since 1993. From 1992 to 1993, Mr. Cree served as Senior Vice President-Operations and Chief Accounting Officer of GOG. Prior to that, Mr. Cree served as Vice President and Treasurer of GOG since its inception in 1990. Mr. Cree served as Vice President and Treasurer of The Robert Gerrity Company from 1989 to 1990 and served in various accounting capacities with that company from 1987 to 1990. Prior to that, Mr. Cree was employed as an accountant at the public accounting firm of Deloitte, Haskins & Sells.

     JAY W. DECKER (44) has served as a Director of the Company since May 1996. Mr. Decker has been the Executive Vice President and a Director of Hugoton Energy Corporation, a public independent oil company since 1995. From 1989 until its merger into Hugoton Energy Corporation, Mr. Decker was the President and Chief Executive Officer of Consolidated Oil & Gas, Inc., a private independent oil company based in Denver, Colorado and President of a predecessor company. Prior to 1989, Mr. Decker served as Vice President-Operations for General Atlantic Energy Company and in various capacities for Peppermill Oil Company, Wainoco Oil & Gas and Shell Oil Company. Mr. Decker received his Bachelor of Science Degree in Petroleum Engineering from the University of Wyoming. Mr. Decker also serves as a Director of FX Energy and the Children's Museum of Denver. Mr. Decker serves on the Audit and Governance and Compensation Committees of the Company.

     THOMAS J. EDELMAN (46) has served as Chairman of the Board, President and Chief Executive Officer of Patina since May 1996. He co-founded SOCO and was the President and a Director of SOCO from 1981 through February 1997. Prior to 1981, he was a Vice President of The First Boston Corporation. From 1975 through 1980, Mr. Edelman was with Lehman Brothers Kuhn Loeb Incorporated. Mr. Edelman received his Bachelor of Arts Degree from Princeton University and his Masters Degree in Finance from Harvard University's Graduate School of Business Administration.

Patina Oil & Gas

Proxy Statement For Annual Meeting Of Stockholders
To Be Held May 29, 1997
--------------------------------------------------------------------------------

Mr. Edelman serves as Chairman of Lomak Petroleum, Inc. and is a Director of Petroleum Heat & Power Co., Star Gas Corporation, Weatherford Enterra, Inc., and of Paradise Music & Entertainment, Inc. Mr. Edelman serves as Chairman of the Executive Committee of the Company.

     WILLIAM J. JOHNSON (62) has served as a Director of the Company since May 1996. Mr. Johnson, a Director of SOCO since 1994, is a private consultant to the oil and gas industry and is President and a Director of JonLoc Inc., an oil and gas company of which he and his family are the sole shareholders. From 1991 to 1994, Mr. Johnson was President, Chief Operating Officer and a Director of Apache Corporation. Previously, he was a Director, President and Chief Executive Officer of Tex/Con Oil and Gas, where he served from 1989 to 1991. Prior thereto, Mr. Johnson served in various capacities with major oil companies, including Director and President USA of BP Exploration Company, President of Standard Oil Production Company and Senior Vice President of The Standard Oil Company. Mr. Johnson received a Bachelor of Science degree in Petroleum Geology from Mississippi State University and completed the Advanced Management Course at the University of Houston. Mr. Johnson serves as a Director of Tesoro Petroleum, a refining and marketing company with interests in oil and gas production and marine services, and Camco International, an oilfield manufacturing company. Mr. Johnson also serves on the advisory board of Texas Commerce Bank, Houston. Mr. Johnson serves as the Chairman of the Compensation Committee and as a member of the Executive Committee of the Company.

     ALEXANDER P. LYNCH (44) has served as a Director of the Company since May 1996. Mr. Lynch has been Co-President and Co-Chief Executive Officer of The Bridgeford Group, a financial advisory firm, since 1995. In April 1997, The
Bridgeford Group was merged into The Beacon Group, a private equity fund.   From
1991 to 1994, he served as Senior Managing Director of Bridgeford. From 1985 until 1991, Mr. Lynch was a Managing Director of Lehman Brothers, a division of Shearson Lehman Brothers Inc. Mr. Lynch also serves as a Director of Lincoln Snacks Company and Illinois Central Corporation. Mr. Lynch received his Bachelor of Arts Degree from the University of Pennsylvania and an M.B.A. from the Wharton School of Business at the University of Pennsylvania. Mr. Lynch serves as the Chairman of the Audit and Governance Committee and as a member of the Executive and Compensation Committees of the Company.

     JOHN C. SNYDER (55) has served as a Director of the Company since May 1996. Mr. Snyder, the Chairman and Chief Executive Officer of SOCO, founded one of SOCO's predecessors in 1978. From 1973 to 1977, Mr. Snyder was an independent oil operator in Texas and Oklahoma. Previously, he was a Director and the Executive Vice President of May Petroleum Inc. where he served from 1971 to 1973. Mr. Snyder was the President of Canadian-American Resources Fund, Inc., which he founded in 1969. From 1964 to 1966, Mr. Snyder was employed by Humble Oil and Refining Company (currently Exxon Co., USA) as a petroleum engineer.
Mr. Snyder received his Bachelor of Science Degree in Petroleum Engineering from the University of Oklahoma and his Masters Degree in Business Administration from the Harvard University Graduate School of Business Administration. Mr. Snyder is a Director of the Community Enrichment Center, Inc., Fort Worth, Texas. Mr. Snyder serves on the Executive Committee of the Company.

Patina Oil & Gas

Proxy Statement For Annual Meeting Of Stockholders
To Be Held May 29, 1997
--------------------------------------------------------------------------------

BOARD AND COMMITTEE MEETINGS; COMMITTEES OF THE BOARD

     The Board held three meetings in 1996. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and committees on which they served.

     The Board has established three committees to assist in the discharge of its responsibilities. The committee membership of each director is included with his biography.

     EXECUTIVE COMMITTEE. The Executive Committee may exercise many of the powers of the Board in the management of the business and affairs of the Company in the intervals between meetings of the Board. Although the Committee has very broad powers, in practice it meets only when it would be impractical to call a meeting of the Board. The Executive Committee did not meet during 1996.

     AUDIT AND GOVERNANCE COMMITTEE. The Audit and Governance Committee reviews the professional services provided by the Company's independent public accountants and the independence of such accountants from management of the Company. This Committee also reviews the scope of the audit coverage, the annual financial statements of the Company and such other matters with respect to the accounting, auditing and financial reporting practices and procedures of the Company as it may find appropriate or as have been brought to its attention. The Audit and Governance Committee met twice during 1996.

     COMPENSATION COMMITTEE. The Compensation Committee reviews and approves executive salaries and administers bonus, incentive compensation and stock option plans of the Company. This Committee advises and consults with management regarding other benefits and significant compensation policies and practices of the Company. This Committee also considers nominations of candidates for corporate officer positions. The Compensation Committee met twice during 1996.

DIRECTOR COMPENSATION

     Non-employee directors of the Company receive an annual retainer, payable quarterly in common shares of the Company's common stock having a market value
of $2,250 and cash payments of $2,250.   In addition, non-employee directors
receive $1,000 for attendance at each meeting of the Board of Directors, and $250 for attendance at each meeting of a committee of the Board of Directors, in each case excluding telephone meetings. Non-employee directors are also reimbursed for expenses incurred in attending Board of Directors and committee meetings, including those for travel, food and lodging. Directors and members of committees of the Board of Directors who are employees of the Company or its affiliates are not compensated for their Board of Directors and committee activities.

     The Directors' Stock Plan also provides that the Company will automatically grant to each non-employee director, on the date of his appointment, election, reappointment or reelection as a member of the Board of Directors, a stock option for 5,000 shares of common stock. The exercise price for all Director Options is the fair market value on the date of grant. The duration of each option is five years from the date of award, and each option vests as to 30% of the shares covered after one year, an additional 30% of the shares after two years, and all remaining shares three years after the date of grant.

Patina Oil & Gas

Proxy Statement For Annual Meeting Of Stockholders
To Be Held May 29, 1997
--------------------------------------------------------------------------------


BENEFICIAL OWNERSHIP OF SECURITIES

     The following table provides information as to the beneficial ownership of Common Stock of the Company and its parent corporation, SOCO, as of April 30, 1997, by each person who, to the knowledge of the Company, beneficially owned 5% or more of the Common Stock of the Company, each director of the Company, the five most highly compensated executive officers, including the Chief Executive Officer ("Named Officers"), and by all executive officers and directors of the Company as a group. No directors or executive officers of the Company beneficially own any equity securities of the Company other than Common Stock
and warrants.   The business address of each individual listed below is: c/o
Patina Oil & Gas Corporation, 1625 Broadway, Suite 2000, Denver, Colorado 80202.

                                        PATINA COMMON STOCK                  SNYDER COMMON STOCK
                                   ----------------------------           -------------------------
                                     NUMBER OF       PERCENT OF           NUMBER OF      PERCENT OF
                                      SHARES           CLASS                SHARES         CLASS
                                    OWNED(A)(B)     OUTSTANDING            OWNED(C)     OUTSTANDING
                                   ------------     -----------            --------     -----------
Brian J. Cree                          39,278              *                     -               *
Thomas J. Edelman (d)                  30,000              *             1,611,481             5.2%
Keith M. Crouch                         9,652              *                     -               *
Ronald E. Dashner                       8,400              *                17,140               *
David J. Kornder                        7,227              *                     -               *
Jay W. Decker                           2,408              *                     -               *
Robert J. Clark                         2,408              *                     -               *
William J. Johnson (e)                  2,408              *                 8,950               *
Alexander P. Lynch                      2,408              *                     -               *
John C. Snyder (e)                          -              *             1,944,553             6.3%
All 15 executive officers
  and directors as a group            129,579              *             3,706,256            11.9%

Snyder Oil Corporation             14,000,000           74.1%
777 Main Street
Fort Worth, Texas 76102

Stark Investments (f)               1,464,420            7.2%
150 West Market Street
Mequon, Wisconsin 53092

* Less than 1%
_______________________
(a) The number of shares of Common Stock of the Company subject to stock options exercisable within 60 days after April 30, 1997, are as follows: Mr. Cree 24,000 shares; Mr. Edelman, 30,000 shares; Mr. Crouch 9,000 shares; Mr. Dashner 8,400 shares; Mr. Kornder 6,900 shares; Mr. Decker 1,500 shares; Mr. Clark 1,500 shares; Mr. Johnson 1,500 shares; Mr. Lynch 1,500 shares; and all 15 executive officers and directors as a group 102,780 shares.

Patina Oil & Gas

Proxy Statement For Annual Meeting Of Stockholders
To Be Held May 29, 1997
--------------------------------------------------------------------------------

(b) The number of shares of the Common Stock of the Company subject to common stock warrants exercisable at $12.50, are as follows: Mr. Cree 5,092 shares; Mr. Crouch 217 shares; Mr. Kornder 109 shares; and all 15 executive officers and directors as a group 5,743 shares.
(c) The number of shares of common stock of SOCO subject to stock options
    exercisable within 60 days after April 4, 1997, are as follows:       Mr.
    Edleman 292,600 shares; Mr. Dashner 17,140 shares; Mr. Johnson 3,750 shares; Mr. Snyder 137,770 shares; and all 15 executive officers and directors as a group 490,940 shares.
(d) Mr. Edelman resigned as a Director and President of SOCO in February 1997.
(e) The share ownership of the Company for Mr. Snyder and Mr. Johnson does not include any shares owned by SOCO. Mr. Snyder is Chairman of the Board of SOCO and Mr. Johnson is a Director of SOCO.

(f) The number of shares reported is based on information set forth in Amendment No. 1 to Schedule 13D dated January 6, 1997, filed by Stark Investments, Reliant Trading, Shepard Trading and Starro Partners. As reported therein, Reliant Trading was the beneficial owner of 799,763 shares of Common Stock issuable upon the conversion of 236,317 shares of preferred stock and the exercise of 113,498 warrants; Shepard Trading was the beneficial owner of 287,517 shares of Common Stock issuable upon the conversion of 82,688 preferred shares and the exercise of 47,391 warrants; Starro Partners was the beneficial owner of 377,140 shares of Common Stock issuable upon the conversion of 110,601 preferred shares and the exercise of 55,955 warrants.

EXECUTIVE COMPENSATION

     Shown below is information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal year ended December 31, 1996 of the Named Officers.

                                                       SUMMARY COMPENSATION TABLE (A)
                                     ----------------------------------------------------------------------
                                                        ANNUAL              LONG-TERM
                                                   COMPENSATION (B)        COMPENSATION
                                                  -------------------      -------------
                                                                             SECURITIES
                                                                             UNDERLYING       ALL OTHER
    NAME AND POSITION                YEAR          SALARY      BONUS (C)     OPTIONS (D)   COMPENSATION (E)
--------------------------           ----         --------     ---------    -------------  ----------------
Thomas J. Edelman                    1996         $166,667     $ 75,000        100,000           $27,974
Chairman and Chief
   Executive Officer

Brian J. Cree (f)                    1996          133,333      325,000         80,000            23,357
Executive Vice President

Keith M. Crouch                      1996          100,000        5,000         30,000            16,624
Senior Vice President,
   General Counsel

Ronald E. Dashner                    1996           93,333       30,000         28,000            15,278
Senior Vice President,
   Operations

David J. Kornder                     1996           76,667       10,000         23,000            11,912
Vice President,
   Chief Financial Officer

Patina Oil & Gas Corporation

Proxy Statement For Annual Meeting Of Stockholders
To Be Held May 29, 1997
--------------------------------------------------------------------------------

(a) Excludes the cost to the Company of other compensation that, with respect to any Named Officer, does not exceed the lesser of $15,000 or 10% of the Named Officer's salary and bonus.
(b) The salary amounts in the table are for the period May 1, 1996 through December 31, 1996. Prior to May 2, 1996 (the effective date of the Company's merger with GOG), the Company had no employees. Annualized salaries, for 1996 for Messrs. Edelman, Cree, Crouch, Dashner and Kornder were $250,000, $200,000, $150,000, $140,000 and $115,000, respectively.
(c) Bonuses are paid in March of each year based on performance during the preceding year. Bonus amounts are accrued in the year preceding the year in which the bonus is paid.
(d) Stock options were granted in May 1996. In future years, stock options will generally be granted in February of each year based in part on performance during the preceding year.
(e) Includes amounts accrued for the year for the Named Officers under the Company's Profit Sharing and Savings Plan and as matching contributions under the Company's Deferred Compensation Plan for Select Employees as follows:

                               Profit                           Deferred
                            Sharing Plan                    Compensation Plan
                            ------------                    -----------------
    Thomas J. Edelman         $15,474                            $12,500
    Brian J. Cree              13,357                             10,000
    Keith M. Crouch             9,124                              7,500
    Ronald E. Dashner           8,278                              7,000
    David J. Kornder            6,162                              5,750

(f) Pursuant to an agreement between the Company and Mr. Cree dated May 2, 1996, Mr. Cree was paid a retention bonus of $325,000 in November 1996.

STOCK OPTIONS

     The Company's stock option plan, which is administered by the Compensation Committee, provides for the granting of options to purchase shares of Common Stock to key employees of the Company and certain other persons who are not employees of the Company, but who from time to time provide substantial advice or other assistance or services to the Company. The plan permits options to acquire up to three million shares of Common Stock to be outstanding at any one time. During 1996, options to purchase 512,000 shares of Common Stock were granted to 50 employees at an average exercise price of $7.75 per share. The exercise price of all such options was equal to the fair market value of the Common Stock on the date of grant. All options granted during 1996 were for a term of five years, with 30% of the options becoming exercisable after one year, an additional 30% becoming exercisable after two years and the remaining options becoming exercisable after the three years.

Patina Oil & Gas Corporation

Proxy Statement For Annual Meeting Of Stockholders
To Be Held May 29, 1997
--------------------------------------------------------------------------------

     Shown below is information with respect to options granted during 1996 to the Named Officers and exercised by them during 1996 or held by them at December 31, 1996.


                                                  STOCK OPTION GRANTS
                      --------------------------------------------------------------------------

                                PERCENTAGE                             POTENTIAL REALIZABLE VALUE
                                 OF TOTAL                              AT ASSUMED ANNUAL RATES OF
                       OPTIONS  GRANTS IN    EXERCISE  EXPIRATION     STOCK PRICE APPRECIATION (A)
                                                                      ----------------------------
    NAME               GRANTED     YEAR       PRICE       DATE             5%             10%
    ----               -------    ------      -----       ----             --             ---
Thomas J. Edelman      100,000     19.5%       $7.75     5/02/01        $214,642        $475,667
Brian J. Cree           80,000     15.6%        7.75     5/02/01         171,713         380,533
Keith M. Crouch         30,000      5.9%        7.75     5/02/01          64,392         142,700
Ronald E. Dashner       28,000      5.5%        7.75     5/02/01          60,100         133,187
David J. Kornder        23,000      4.5%        7.75     5/02/01          49,368         109,403

___________________

(a) The assumed annual rates of stock price appreciation used in showing the potential realizable value of stock option grants are prescribed by rules of the Securities and Exchange Commission. The actual realized value of the options may be significantly greater or less than the amounts shown. For options granted during 1996 at an exercise price of $7.75, the values shown for 5% and 10% appreciation equate to a stock price of $9.90 and $12.51, respectively, at the expiration date of the options.

                                         STOCK OPTION EXERCISES AND YEAR END VALUES
                     ----------------------------------------------------------------------------------
                                                                                     VALUE OF
                                                  NUMBER OF UNEXERCISED      UNEXERCISED IN-THE-MONEY
                     SHARES ACQUIRED   VALUE     OPTIONS AT YEAR END 1996   OPTIONS AT YEAR END 1996(A)
                                                -------------------------   ---------------------------
 NAME                  ON EXERCISE    REALIZED  EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
------                 -----------    --------  -----------  -------------  -----------   -------------
Thomas J. Edelman           -            -           -          100,000          -          $150,000
Brian J. Cree               -            -           -           80,000          -           120,000
Keith M. Crouch             -            -           -           30,000          -            45,000
Ronald E. Dashner           -            -           -           28,000          -            42,000
David J. Kornder            -            -           -           23,000          -            34,500

_____________________

(a) Amounts shown represent aggregated fair market value at the share price on December 31, 1996 of $9.25 per share less aggregate exercise price of the unexercised in-the-money options held. These values, have not been, and may never be, realized. Actual gains, if any, on exercise will depend on the value of the Common Stock on the date of exercise.

Patina Oil & Gas Corporation

Proxy Statement For Annual Meeting Of Stockholders
To Be Held May 29, 1997
--------------------------------------------------------------------------------

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

     The Compensation Committee of the Board of Directors, which is comprised of non-employee directors of the Company, establishes the general compensation policies of the Company, establishes the compensation plans and compensation levels for officers and certain other key employees and administers the Company's stock option plan and deferred compensation plan. In establishing compensation levels, the Committee establishes the specific compensation of Mr. Edelman. The Committee establishes salary and bonus ranges for other officers and key employees, and generally approves specific amounts within those ranges on the recommendation of management.

     In establishing compensation policies, the Committee believes that the cash compensation of executive officers, as well as other key employees, should be competitive with other companies while, within the Company, being fair and discriminating on the basis of personal performance. Annual awards of stock options are intended both to retain executives and to motivate them to accomplish long-term growth objectives.

     In establishing the base salary and bonus ranges for its executives, the Company targets the median cash compensation for competitors of executives having similar responsibilities. Adjustments, in large part subjective, are made to account for cases in which the responsibilities of Company executives differ from the responsibilities of executives of the companies surveyed. Base salaries have historically been set below the median, so that bonuses, which, except for the most senior officers, are primarily determined by individual performance, will constitute a larger portion of cash compensation. The Committee is advised as to compensation levels of competitors, based on detailed data believed to be most comparable to the Company as well as the results of more general surveys. Guided by this information, compensation ranges are established, and individual executive compensation within these ranges is determined based upon the individual's responsibilities and performance.

     The committee was not involved in determining the base salary levels for the Company, including the salary levels of Mr. Edelman and other officers of the Company, for 1996. These salary levels were determined pursuant to the amended and restated agreement and plan of merger dated as of January 16, 1996 and amended and restated as of March 20, 1996.

     Mr. Edelman's bonus is based primarily on Company performance. The committee has not established any particular formula or singled out particular factors as more important than others. The committee considers various factors, including growth in reserves, net income and cash flow, as well as performance of the Company's common stock. The committee also considers other matters, such as the extent to which these factors were influenced by management to position the Company for future growth. During 1996, the committee specifically considered the progress associated with the consolidation of the predecessor entities since the date of the merger in May 1996. Based on these and other considerations, the committee awarded Mr. Edelman a bonus of $75,000 for 1996. In arriving at this amount, the committee considered, among other things, that nearly all aspects of Company performance during 1996 showed significant improvement. Bonuses for other officers and key employees are influenced by Company performance, but are determined primarily on senior management's assessment of performance of the executive's duties. Payments made to certain officers in May 1996 pursuant to officer settlement agreements were considered when determining these bonus awards.

Patina Oil & Gas Corporation

Proxy Statement For Annual Meeting Of Stockholders
To Be Held May 29, 1997
--------------------------------------------------------------------------------

     Stock options are granted annually to Mr. Edelman and other executives and key employees to retain and motivate the grantees and to improve long-term stock market performance. Options are granted only at the prevailing market price and will have value only if the price of the Company's common stock increases. Generally, options have a term of five years and vest 30% after one year, an additional 30% after two years and are fully vested after three years; an employee must be employed by the Company at the time of vesting in order to exercise the options.

     The Committee generally determines the number of options granted to Mr. Edelman and to other executives and key employees based on a formula under which the number of options granted is equal to a percentage, which varies with the degree to which an individual's responsibilities might affect the long-term price of the Company's common stock, of the individual's base salary. The Committee occasionally grants additional options when the Committee believes additional incentives are appropriate. No such awards were made during 1996.

     The Committee maintains a Deferred Compensation Plan for Select Employees as a means to provide additional incentives for key employees to remain in the employ of the Company. Under the Plan, key employees selected by the Committee are permitted to defer a portion of their compensation for periods determined by them or until their employment by the Company ceases. The Committee also determines annually the matching contribution to be made by the Company and may, in addition, authorize additional Company contributions to be made on behalf of designated individuals. Company matching contributions vest over three years, and additional Company contributions vest over the period determined by the Committee. The Committee designated nine key employees as eligible to participate during 1996 and determined that Company contributions would equal one hundred percent of each participant's contribution, beginning July 1, 1996, up to a maximum Company contribution of ten percent of any participant's salary.

                                         COMPENSATION COMMITTEE



                                         William J. Johnson, Chairman
                                         Robert J. Clark
                                         Jay W. Decker
                                         Alexander P. Lynch

Patina Oil & Gas Corporation

Proxy Statement For Annual Meeting Of Stockholders
To Be Held May 29, 1997
--------------------------------------------------------------------------------

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the percentage change in the cumulative total shareholder return on the Company's common stock against the total return of the Dow Jones Equity Market Index and the Dow Jones Secondary
Oils Index for the period May 1996 through December 1996.   The Index is
composed of thirteen companies, all of which are significantly larger than the Company, selected by Dow Jones & Company, Inc. to represent non-major oil producers that generally do the bulk of their business domestically. The graph assumes that the value of the investment in the Company's common stock and each index was $100 on May 3, 1996 and that all dividends were reinvested. The closing sales prices of the Company's common stock on the last trading day of 1996 was $9.25.

                             [GRAPH APPEARS HERE]

Patina Oil & Gas Corporation

Proxy Statement For Annual Meeting Of Stockholders
To Be Held May 29, 1997
--------------------------------------------------------------------------------

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires executive officers, directors and persons who beneficially own more than ten percent of the Company's stock to file initial reports of ownership and reports of changes of ownership with the Securities and Exchange Commission and the New York Stock Exchange. Copies of such reports are required to be furnished to the Company.

     Based solely on a review of such forms furnished to the Company and certain written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with on a timely basis.

OTHER BUSINESS

     The Board does not know of any business to be presented for consideration at the Annual Meeting other than as stated in the Notice. It is intended, however, that the persons authorized under the accompanying proxy will, in the absence of instructions to the contrary, vote or act in accordance with their judgment with respect to any other proposal properly presented for action at such meeting.

SUBMISSION OF PROPOSALS BY STOCKHOLDERS

     In order to be eligible for inclusion in the Company's proxy statement for the 1998 Annual Meeting of Stockholders, any proposal of a stockholder must be received by the Company at its corporate offices in Denver, Colorado by December 31, 1997.

RELATIONSHIP WITH INDEPENDENT AUDITORS

     Arthur Andersen LLP is the principal accountant selected by the Company. Representatives of such firm are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

ANNUAL REPORT AND FORM 10-K

     The 1996 Annual Report of the Company for the fiscal year ended December 31, 1996, including audited financial statements, is being forwarded to each stockholder of record as of April 30, 1997, together with this Proxy Statement.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS ON REQUEST TO:

     Patina Oil & Gas Corporation
     1625 Broadway, Suite 2000
     Denver, Colorado 80202
     Attention: Investor Relations

Patina Oil & Gas Corporation

Proxy Statement For Annual Meeting Of Stockholders
To Be Held May 29, 1997
--------------------------------------------------------------------------------

OTHER MATTERS

     The accompanying form of proxy has been prepared at the direction of the Company, of which you are a stockholder, and is sent to you at the request of the Board of Directors. The proxies named therein have been designated by your Board of Directors.

     The Board of Directors of the Company urges you, even if you presently plan to attend the meeting in person, to execute the enclosed proxy and mail it as indicated immediately. You may revoke your proxy and vote in person if you are in fact able to attend.

                                 PATINA OIL & GAS CORPORATION
                                 By Order of the Board of Directors



                                 Keith M. Crouch
                                  Secretary



Denver, Colorado
May 6, 1997

PROXY


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                         PATINA OIL & GAS CORPORATION


     The undersigned hereby appoints Keith M. Crouch and Rodney L. Waller as proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Patina Oil & Gas Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held May 29, 1997 or any adjournment thereof.



      (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)



 ................................................................................
                            FOLD AND DETACH HERE
                                                    [X] Your vote as indicated
                                                        in this sample
THE BOARD OF DIRECTORS RECOMMENDS A         WITHHELD
VOTE FOR ITEM 1                       FOR   FOR ALL

Item 1-Election of Directors          [_]     [_]

     Nominees:
     Robert J. Clark
     Brian J. Cree
     Jay W. Decker
     Thomas J. Edelman
     William J. Johnson
     Alexander P. Lynch
     John C. Snyder

WITHHELD FOR:   (Write in Nominee's name in the space provided below)

___________________________________________________________


Signature____________________________________________________
Signature__________________________________________________Date_________________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

 ................................................................................
                            FOLD AND DETACH HERE